UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2012

ENERGIZER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

000-51151	20-0803515
(Commission File Number)	(I.R.S. Employer Identification No.)

520 – 141 Adelaide St. W., Toronto, Ontario, Canada M5H 3L5

 (Address of principal executive offices)  (Zip Code)

(416) 364-4911

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to Energizer Resources Inc , (formally Uranium Star Corp.), a Minnesota corporation.

Item 3.02.  Unregistered Sales of Equity Securities

On November 14, 2012, the Company completed a non-brokered financing consisting of 4,795,713 units issued at U.S. $0.35 per unit ("Unit"), and on November 15, 2012, the Company completed a brokered financing consisting of 1,011,429 Units for total aggregate proceeds from the non-brokered and brokered financings of U.S.$ 2,032,500 (the "Offering").

Each Unit consisted of one common share of the Company (a “Unit Share”) and one-half of one common share purchase warrant (a "Warrant").  Each whole Warrant entitles the holder to purchase one common share (a "Warrant Share") at an exercise price of U.S.$0.50 for a period of 24 months from the date of issue.

Two agents (the "Agents") acted in connection with the brokered private placement pursuant to an agency agreement dated November 15, 2012.  In connection with the closing, the Company paid compensation consisting of a cash fee of US$119,010 and issued 340,028 compensation warrants. Each compensation warrant entitles the holder to acquire one Unit of the Company at a price of US$0.35 per Unit for a period of 24 months from the date of issue.

The Offering of such shares of our common stock and common stock purchase warrants to the Investors was effected in reliance upon Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).  The Investors, in conjunction with the issuance of common shares and common stock purchase warrants pursuant to Regulation S made representations to us, including but not limited to, that (i) they were not a “U.S. Person” and were not acquiring the Units for the account or benefit of a U.S. Person or a person in the United States, (ii) the Units were not been offered to the Investor in the United States, and the individuals were not in the United States at the time of making the order to purchase the Units and executing and delivering the Subscription Agreement, (iii) the Investor understood the restricted nature of the securities being purchased including the restrictions on resale and agreed that hedging transactions involving such securities may not be conducted unless in compliance with the Securities Act and other applicable securities laws. We did not engage in a distribution of this offering in the United States.  Appropriate legends have been affixed to the share certificates and warrant certificates issued to the Investors in accordance with Regulation S.  For purposes of this disclosure, “U.S. Person” has the meaning given to that term in Rule 902(k) of Regulation S under the U.S. Securities Act.

Item 7.01.  Regulation FD Disclosure.

The Company, on November 15, 2012, announced the closing of private placement of Units raising gross proceeds of approximately U.S.$2,032,500.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report filed on Form 8-K and is incorporated herein by reference.

Note: the information in this report (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01	Exhibits

Exhibit Number	Exhibit
99.1	Press Release dated November 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER RESOURCES INC. (Registrant)

Dated: November 21, 2012	By: Peter Liabotis Senior Vice President & Chief Financial Officer